Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact:    Media Relations     CarolAnn Hibbard, 508.661.2264, news@ameresco.com
Investor Relations     Suzanne Messere, 508.598.3044, ir@ameresco.com

Ameresco Reports Fourth Quarter and Full Year 2011 Financial Results

Fourth Quarter 2011 Financial Highlights:

•	Revenue of $188.5 million, an increase of 5.1% year-over-year

•	Net income of $8.2 million, an increase of 7.1% year-over-year

•	Net income per diluted share of $0.18

Full Year 2011 Financial Highlights:

•	Revenue of $728.2 million, an increase of 17.8% year-over-year

•	Net income of $34.7 million, an increase of 20.9% year-over-year

•	Net income per diluted share of $0.78

FRAMINGHAM, MA - February 29, 2012 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the quarter and fiscal year ended December 31, 2011. The Company has also furnished prepared remarks in conjunction with this press release in a Current Report on Form 8-K. These prepared remarks contain supplemental information, including non-GAAP financial metrics, and have been posted to the “Investor Relations” section of the Company's website at www.ameresco.com.

Total revenue for the fourth quarter of 2011 was $188.5 million, compared to $179.3 million for the same period in 2010, an increase of 5.1% year-over-year. Operating income for the fourth quarter of 2011 was $12.1 million, compared to $12.5 million for the fourth quarter of 2010, a decrease of 3.2% year-over-year. Operating income for the fourth quarter reflects approximately $3.5 million in charges taken during the quarter related to Savannah River operations and maintenance (O&M) startup costs, an inventory write down, acquisition costs and restructuring. Fourth quarter 2011 adjusted EBITDA, a non-GAAP number, was $17.4 million, compared to $15.8 million for the same period in 2010, an increase of 10.1% year-over-year. Net income for the fourth quarter of 2011 was $8.2 million, compared to $7.7 million for the same period of 2010, an increase of 7.1% year-over-year. Fourth quarter net income per diluted share was $0.18 in 2011, compared to $0.17 for 2010.

“Ameresco delivered strong full year financial results for our second year as a public company,” stated George P. Sakellaris, president and chief executive officer of Ameresco. “Our sharp focus on our customers' needs for comprehensive energy efficiency services and budget-neutral solutions, particularly in today's environment of aging infrastructure and budgetary constraints, helped drive our organic growth.  We believe we are well positioned for the future as we continue targeting our goal of growing revenue and earnings by 15 to 20 percent per year on average over the long-term through organic growth and strategic acquisitions.”

For the full year ended December 31, 2011, Ameresco reported total revenue of $728.2 million, compared to $618.2 million for 2010, an increase of 17.8%. Full year 2011 operating income was $50.2 million, compared to $46.0 million for 2010, an increase of 9.1% year-over-year. Operating income for the full year reflects approximately $4.7 million in charges taken in the third and fourth quarters related to acquisition costs, customer payments, Savannah River O&M startup costs, and an inventory write down. Full year 2011 adjusted EBITDA was $67.0 million, compared to $59.9 million for 2010, an increase of 11.9% year-over-year. Net income for the full year 2011 was $34.7 million, compared to $28.7 million for 2010, an increase of 20.9% year-over-year. Net income per diluted share was $0.78 for the full year 2011, compared to $0.69 for 2010.

Additional Fourth Quarter and Full Year 2011 Operating Highlights:

•	Revenue generated from backlog was $597.8 million for the full year 2011, an increase of 17.9% year-over-year. All other revenue was $130.4 million, an increase of 17.5% year-over-year.

•
Operating cash flows were $43.8 million for the fourth quarter of 2011, compared to $27.2 million for the fourth quarter of 2010, an increase of 60.7% year-over-year. Full year 2011 operating cash flows were $32.0 million, compared to $20.8 million for full year 2010, an increase of 53.7% year-over-year.

•	Total construction backlog was $1.22 billion as of December 31, 2011 and consisted of:

•
$478.2 million of fully-contracted backlog, which represents signed customer contracts for installation or construction of projects that are expected to convert into revenue over the next 12-24 months on average; and

•	$741.2 million of awarded projects, which represents estimated future revenue for projects that are expected to be signed over the next 6-12 months on average.

•
The Company continues to expand organically as well as through acquisitions. In addition to opening six new offices in 2011, we also made three acquisitions. Applied Energy Group enhances our service offerings to utilities. APS Energy Services, now known as Ameresco Southwest, expands our footprint in the southwestern United States. The businesses we acquired from Energy and Power Solutions, Inc., xChangePoint® and energy projects, expand our service offerings for private sector commercial and industrial customers.

•
The Company continues to develop Ameresco owned and operated small scale renewable energy power plants, with two in construction and four in the design phase as of year-end 2011. The Company is also expanding its experience in developing small scale renewable energy power plants for customers, with four such projects currently in the design or construction phases.

•
In December 2011, our marquee project at the Savannah River Site Biomass Cogeneration Facility in Aiken, SC received its Final Acceptance Certificate from the U.S. Department of Energy Savannah River Operations Office for the completion of construction of the facility installed under the ESPC awarded to Ameresco in May 2009.

FY 2012 Guidance

Ameresco expects to earn total revenue in the range of $800 million to $825 million. The Company also expects net income for 2012 will be in the range of $39.5 million to $42.5 million.

We are now providing guidance metrics that are consistent with our long-term goal of achieving revenue and earnings growth of 15-20% per year on average.

Webcast Reminder

Ameresco will hold its earnings conference call today, February 29th, at 8:30 a.m. Eastern Time with President and Chief Executive Officer, George Sakellaris, and Vice President and Chief Financial Officer, Andrew Spence, to discuss details regarding the Company's fourth quarter and full year 2011 results as well as business outlook and strategy. Participants may access it by dialing domestically 888.680.0893 or internationally 617.213.4859. The passcode is 37818893. Participants are advised to dial-in at least ten minutes prior to the call to register. Those who wish to listen only to the conference call webcast may visit the "Investor Relations" section of the Company's website at www.ameresco.com.

Pre-Registration for the call is also available at:
https://www.theconferencingservice.com/prereg/key.process?key=PBA8Q4GUH. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

Use of Non-GAAP Financial Measures

This press release and the accompanying tables include references to adjusted EBITDA, which is a non-GAAP financial measure. For a description of this non-GAAP financial measure, including the reasons management uses this measure, please see the section following the accompanying tables titled "Exhibit A: Non-GAAP Financial Measures". For a reconciliation of adjusted EBITDA to operating income, the most directly comparable financial measure prepared in accordance with GAAP, please see Other Non-GAAP Disclosure in the accompanying tables.

About Ameresco, Inc.

Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, and renewable energy solutions for facilities throughout North America. Ameresco's services include upgrades to a facility's energy infrastructure and the development, construction and operation of renewable energy plants.  Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers.  With its corporate headquarters in Framingham, MA, Ameresco provides local expertise through its 62 offices in 34 states and five Canadian provinces. Ameresco has more than 900 employees. For more information, visit www.ameresco.com.

Safe Harbor Statement

Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about pipeline and backlog, as well as estimated future revenues and net income per share, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-

looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including demand for Ameresco's energy efficiency and renewable energy solutions; the Company's ability to arrange financing for its projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the timing of work Ameresco does on projects where it recognizes revenue on a percentage of completion basis; the ability of customers to cancel or defer contracts included in our backlog; an ability to enter into a contract for an awarded project on the terms proposed; the effects of our recent acquisitions; seasonality in construction and in demand for its products and services; a customer's decision to delay the Company's work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; and other factors discussed in Ameresco's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission on March 31, 2011. In addition, the forward-looking statements included in this press release represent Ameresco's views as of the date of this press release. Ameresco anticipates that subsequent events and developments will cause its views to change. However, while Ameresco may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Ameresco's views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS

	December 31,
	2010	2011
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$44,691,021	$18,980,244
Restricted cash	9,197,447	12,372,356
Accounts receivable, net	68,584,304	109,296,773
Accounts receivable retainage	18,452,777	26,089,216
Costs and estimated earnings in excess of billings	35,556,425	69,251,022
Inventory, net	6,780,092	8,635,633
Prepaid expenses and other current assets	8,471,628	8,992,963
Income tax receivable	2,511,542	7,771,055
Deferred income taxes	9,908,240	6,456,671
Project development costs	7,556,345	6,027,689
Total current assets	211,709,821	273,873,622
Federal ESPC receivable	193,551,495	110,212,186
Property and equipment, net	5,406,387	7,086,164
Project assets, net	145,147,475	177,854,734
Deferred financing fees, net	3,412,186	2,994,692
Goodwill	20,580,995	47,881,346
Intangible assets, net	—	12,727,528
Other assets	4,598,980	3,778,357
	372,697,518	362,535,007
	$584,407,339	$636,408,629

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$4,722,118	$11,563,983
Accounts payable	95,302,897	93,506,089
Accrued expenses and other current liabilities	12,517,671	8,917,723
Billings in excess of cost and estimated earnings	27,555,894	26,982,858
Income taxes payable	2,488,672	—
Total current liabilities	142,587,252	140,970,653
Long-term debt, less current portion	202,409,484	196,401,588
Deferred income taxes	12,013,799	29,953,103
Deferred grant income, net	4,200,929	6,024,099
Other liabilities	28,144,144	28,529,867
	$246,768,356	$260,908,657

	December 31,
	2010	2011
		(Unaudited)
Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at December 31, 2010 and 2011	$—	$—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 27,925,649 shares issued and 23,092,365 outstanding at December 31, 2010, 30,713,837 shares issued and 25,880,553 outstanding at December 31, 2011	2,793	3,071
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at December 31, 2010 and 2011	1,800	1,800
Additional paid-in capital	74,069,087	84,176,136
Retained earnings	126,609,101	161,335,621
Accumulated other comprehensive income (loss)	3,551,521	(1,868,352)
Minority interest in foreign subsidiary	—	63,614
Less - treasury stock, at cost, 4,833,284 shares and 4,833,284 shares, respectively	(9,182,571)	(9,182,571)
Total stockholders' equity	195,051,731	234,529,319
	$584,407,339	$636,408,629

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Three Months Ended December 31,
	2010	2011
	(Unaudited)
Revenue:
Energy efficiency revenue	$131,751,118	$132,626,090
Renewable energy revenue	47,591,019	55,868,948
	179,342,137	188,495,038
Direct expenses:
Energy efficiency expenses	110,589,160	102,463,531
Renewable energy expenses	37,484,158	50,975,158
	148,073,318	153,438,689
Gross profit	31,268,819	35,056,349
Operating expenses:
Salaries and benefits	8,827,730	11,513,950
Project development costs	5,783,237	3,442,006
General, administrative and other	4,155,289	7,999,039
	18,766,256	22,954,995
Operating income	12,502,563	12,101,354
Other expenses, net	(998,129)	(1,428,385)
Income before provision for income taxes	11,504,434	10,672,969
Income tax provision	(3,804,551)	(2,425,442)
Net income	7,699,883	8,247,527
Other comprehensive income (loss):
Unrealized gain (loss) from interest rate hedge, net of tax	1,363,788	(2,457,112)
Foreign currency translation adjustment	963,633	406,579
Comprehensive income	$10,027,304	$6,196,994
Net income per share attributable to common shareholders:
Basic	$0.19	$0.19
Diluted	$0.17	$0.18
Weighted average common shares outstanding:
Basic	41,086,998	43,514,982
Diluted	46,147,728	46,038,358
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	16.1%	22.7%
Renewable energy revenue	21.2%	8.8%
Total	17.4%	18.6%
Operating expenses as a percent of revenue	10.5%	12.2%
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA):
Operating income	$12,502,563	$12,101,354
Depreciation, amortization and impairment	2,560,922	4,453,451
Stock-based compensation	740,157	838,506
Adjusted EBITDA	$15,803,642	$17,393,311
Adjusted EBITDA margin	8.8%	9.2%
Construction backlog:
Awarded	$482,878,178	$741,219,444
Fully-contracted	651,232,855	478,165,860
Total construction backlog	$1,134,111,033	$1,219,385,304

Note: Awarded represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed.

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	Years Ended December 31,
	2010	2011
		(Unaudited)
Revenue:
Energy efficiency revenue	$455,329,696	$551,323,840
Renewable energy revenue	162,896,963	176,876,478
	618,226,659	728,200,318
Direct expenses:
Energy efficiency expenses	378,084,610	446,962,891
Renewable energy expenses	129,439,629	146,191,280
	507,524,239	593,154,171
Gross profit	110,702,420	135,046,147
Operating expenses:
Salaries and benefits	30,721,486	40,746,280
Project development costs	13,676,795	18,281,729
General, administrative and other	20,311,842	25,847,142
	64,710,123	84,875,151
Operating income	45,992,297	50,170,996
Other expenses, net	(5,080,546)	(4,677,304)
Income before provision for income taxes	40,911,751	45,493,692
Income tax provision	(12,185,635)	(10,767,172)
Net income	28,726,116	34,726,520
Other comprehensive income (loss):
Unrealized loss from interest rate hedge, net of tax	(933,879)	(4,448,989)
Foreign currency translation adjustment	1,653,430	(970,884)
Comprehensive income	$29,445,667	$29,306,647
Net income per share attributable to common shareholders:
Basic	$1.12	$0.82
Diluted	$0.69	$0.78
Weighted average common shares outstanding:
Basic	25,728,314	42,587,818
Diluted	41,513,482	44,770,880
OTHER NON-GAAP DISCLOSURES
Gross margins:
Energy efficiency revenue	17.0%	18.9%
Renewable energy revenue	20.5%	17.3%
Total	17.9%	18.5%
Operating expenses as a percent of revenue	10.5%	11.7%
Adjusted Earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA):
Operating income	$45,992,297	$50,170,996
Depreciation, amortization and impairment	11,419,186	14,008,737
Stock-based compensation	2,498,660	2,865,706
Adjusted EBITDA	$59,910,143	$67,045,439
Adjusted EBITDA margin	9.7%	9.2%

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended December 31,
	2010	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$7,699,883	$8,247,527
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of project assets	2,011,041	2,574,782
Depreciation of property and equipment	549,880	627,197
Amortization of deferred financing fees	92,369	749,351
Amortization of intangible assets	—	1,251,472
Provision for bad debts	126,219	—
Gain on asset sales	—	(514,828)
Stock-based compensation expense	740,157	838,506
Deferred income taxes	(253,975)	12,599,213
Excess tax benefits from stock-based compensation arrangements	(2,010,221)	4,887,568
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	42,086,566	39,802,985
Accounts receivable	23,731,488	34,977,928
Accounts receivable retainage	(827,561)	(7,206,397)
Federal ESPC receivable	(49,933,020)	(4,231,126)
Inventory	(1,470,915)	(265,060)
Costs and estimated earnings in excess of billings	(2,651,040)	(13,851,665)
Prepaid expenses and other current assets	5,197,329	1,270,265
Project development costs	1,716,435	2,440,432
Other assets	(606,409)	2,328,774
Increase (decrease) in:
Accounts payable and accrued expenses and other accrued liabilities	(2,824,187)	(30,477,986)
Billings in excess of cost and estimated earnings	(3,569,795)	(4,641,993)
Other liabilities	6,774,884	(3,635,189)
Income taxes payable	666,161	(3,975,523)
Net cash provided by operating activities	27,245,289	43,796,233
Cash flows from investing activities:
Purchases of property and equipment	(1,251,391)	(780,161)
Purchases of project assets	(12,230,199)	(16,899,490)
Proceeds from sales of assets held for sale	—	7,800,000
Acquisitions, net of cash received	(164,065)	(5,279,260)
Net cash used in investing activities	(13,645,655)	(15,158,911)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	2,010,221	(4,887,568)
Payments of financing fees	(73,113)	(21,075)
Proceeds from exercises of options and warrants	10,380	1,500,159
Proceeds from senior secured credit facility	—	(39,428,571)
(Payments) proceeds from long-term debt financing	(65,036)	7,481,602
Minority interest in foreign subsidiary	—	63,614
Restricted cash	(342,555)	(5,011,484)
Payments on long-term debt	(422,058)	(1,075,784)
Net cash provided by (used in) financing activities	1,117,839	(41,379,107)
Effect of exchange rate changes on cash	707,547	(12,720)
Net increase (decrease) in cash and cash equivalents	15,425,020	(12,754,505)
Cash and cash equivalents, beginning of period	29,266,001	31,734,749
Cash and cash equivalents, end of year	$44,691,021	$18,980,244

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2010	2011
	(Unaudited)
Cash flows from operating activities:
Net income	$28,726,116	$34,726,520
Adjustments to reconcile net income to cash used in operating activities:
Depreciation of project assets	9,634,891	9,701,399
Depreciation of property and equipment	1,784,295	2,554,866
Amortization of deferred financing fees	566,772	1,061,782
Amortization of intangible assets	—	1,752,472
Provision for bad debts	126,219	24,374
Gain on asset sales	—	(514,828)
Write-down of long-term receivable	2,111,000	—
Unrealized loss on interest rate swaps	133,591	—
Stock-based compensation expense	2,498,660	2,865,706
Deferred income taxes	(253,975)	19,842,638
Excess tax benefits from stock-based compensation arrangements	(2,010,221)	(833,817)
Changes in operating assets and liabilities:
(Increase) decrease in:
Restricted cash draws	151,022,923	138,485,364
Accounts receivable	(305,665)	(22,861,989)
Accounts receivable retainage	(8,319,286)	(7,786,995)
Federal ESPC receivable	(160,455,751)	(99,781,156)
Inventory	(2,542,183)	(1,808,348)
Costs and estimated earnings in excess of billings	(19,311,505)	(22,452,016)
Prepaid expenses and other current assets	(321,074)	(542,485)
Project development costs	925,531	1,816,884
Other assets	5,975,610	569,954
Increase (decrease) in:
Accounts payable and accrued expenses and other accrued liabilities	3,925,716	(13,480,285)
Billings in excess of cost and estimated earnings	(1,258,620)	(452,802)
Other liabilities	8,476,965	(3,537,261)
Income taxes payable	(280,200)	(7,311,938)
Net cash provided by operating activities	20,849,809	32,038,039
Cash flows from investing activities:
Purchases of property and equipment	(2,613,267)	(3,449,940)
Purchases of project assets	(37,825,750)	(48,457,910)
Grant awards received on project assets	812,489	6,695,711
Additional purchase price paid on 2010 acquisition	—	(1,956,366)
Proceeds from sales of assets held for sale	—	7,800,000
Acquisitions, net of cash received	(6,303,006)	(66,232,848)
Net cash used in investing activities	(45,929,534)	(105,601,353)

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS — (Continued)
	Years Ended December 31,
	2010	2011
	(Unaudited)
Cash flows from financing activities:
Excess tax benefits from stock-based compensation arrangements	2,010,221	833,817
Payments of financing fees	(1,373,171)	(644,288)
Proceeds from exercises of options and issuance of warrants	60,073,139	6,407,804
Repurchase of stock	(768,970)	—
Proceeds from senior secured credit facility	(19,915,218)	42,142,858
Proceeds from long-term debt financing	747,362	12,981,691
Minority interest in foreign subsidiary	—	63,614
Restricted cash	(6,298,988)	(7,823,912)
Repayment of subordinated debt	(2,998,750)	—
Payments on long-term debt	(10,970,656)	(5,074,411)
Net cash provided by financing activities	20,504,969	48,887,173
Effect of exchange rate changes on cash	1,338,237	(1,034,636)
Net decrease in cash and cash equivalents	(3,236,519)	(25,710,777)
Cash and cash equivalents, beginning of year	47,927,540	44,691,021
Cash and cash equivalents, end of year	$44,691,021	$18,980,244

Exhibit A: Non-GAAP Financial Measures
Ameresco defines adjusted EBITDA as operating income before depreciation and impairment expense and share-based compensation expense. Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or any other measure of financial performance calculated and presented in accordance with GAAP.
The Company believes adjusted EBITDA is useful to investors in evaluating its operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing Ameresco's adjusted EBITDA in different historical periods, investors can evaluate its operating results without the additional variations of depreciation and amortization expense, and share-based compensation expense.
Ameresco's management uses adjusted EBITDA as a measure of operating performance, because it does not include the impact of items that management does not consider indicative of our core operating performance; for planning purposes, including the preparation of the annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of Ameresco's business strategies; and in communications with the board of directors and investors concerning Ameresco's financial performance.
The Company understands that, although measures similar to adjusted EBITDA are frequently used by investors and securities analysts in their evaluation of companies, adjusted EBITDA has limitations as an analytical tool, and investors should not consider it in isolation or as a substitute for GAAP operating income or an analysis of Ameresco's results of operations as reported under GAAP. Some of these limitations are: adjusted EBITDA does not reflect the Company's cash expenditures or future requirements for capital expenditures or other contractual commitments; adjusted EBITDA does not reflect changes in, or cash requirements for, Ameresco's working capital needs; adjusted EBITDA does not reflect stock-based compensation expense; adjusted EBITDA does not reflect cash requirements for income taxes; adjusted EBITDA does not reflect net interest income (expense); although depreciation, amortization and impairment are non-cash charges, the assets being depreciated, amortized or impaired will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for these replacements; and other companies in Ameresco's industry may calculate adjusted EBITDA differently than it does, limiting its usefulness as a comparative measure.
To properly and prudently evaluate Ameresco's business, the Company encourages investors to review its GAAP financial statements included above, and not to rely on any single financial measure to evaluate the business. Please refer to the above reconciliation of adjusted EBITDA to operating income, the most directly comparable GAAP measure.